Exhibit 3(b)(2)





	BYLAWS

	OF

	THE MONTANA POWER COMPANY







Adopted on		:	August 22, 1995
As Amended on	:	August 27, 1996 & May 12, 1997






THE MONTANA POWER COMPANY

AMENDED BYLAWS


Article	Amendment	Date of Amendment



11	The affairs of the Corporation shall be managed by 	May 12, 1997
	a Board of fourteen (14) Directors.







	THE MONTANA POWER COMPANY
	CERTIFICATION OF RESOLUTION
	I, R. M. Ralph, Assistant Secretary of The Montana Power Company, a corporation, hereby certify that the following is a full, true and correct copy of Resolution duly adopted by the Board of Directors of The Montana Power Company at a meeting duly called and held May 12, 1997 and that said Resolution is in full force and effect as of the date of this certificate.

	RESOLVED, that effective May 14, 1997, the first sentence of Section 11 of the Bylaws of The Montana Power Company is hereby amended to reduce the number of Directors to fourteen (14) as follows:

		SECTION 11. The affairs of the Corporation shall be managed by a Board of fourteen (14) Directors.



	IN WITNESS WHEREOF, I have hereunto set my hand and the Seal of said Corporation this 6th day of August 1997.



					/s/ R. M. Ralph
					R. M. Ralph, Assistant Secretary




(SEAL)